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                                                                   EXHIBIT 10.29

                                DAVOX CORPORATION

                      VICE PRESIDENT, PROFESSIONAL SERVICES

                               SEVERANCE AGREEMENT

DAVOX Corporation ("DAVOX") will provide to you the following terms and condition of salary and benefits continuation:

    (1.) DAVOX shall provide a continuation of your base salary and medical benefits at DAVOX's cost, as may be in effect at the time of a qualifying termination as set forth in subclause 2, commencing upon the date of termination, for a period of six (6) months or until such time as you assume new employment, whichever comes first;

    (2.) DAVOX shall provide continuation of base salary and benefits as set forth in subclause (1) in the event your employment is terminated for the following reasons: (a) economic layoff; (b) downsizing of the Professional Services organization which results in the elimination of your position as Vice President, Professional Services; or (c) reorganization of the Professional Services organization which would require you to relocate.

Following the effective date of termination, as set forth in writing and furnished to you by DAVOX, your employment with DAVOX shall cease and you shall not hold yourself as an employee, agent, or representative of DAVOX.

Continuation of base salary and benefits shall further be subject to your compliance with any then existing company policies and such other terms as may be in effect between you and DAVOX pertaining to the disclosure of confidential or proprietary information.

DAVOX has final authority to determine all questions of eligibility to receive benefits under this arrangement and to interpret and construe the terms of this arrangement.

Approval:


              /s/ James D. Foy                                      2/21/02
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              President & Chief Executive Officer                   Date

              /s/ Kristina Lengyel                                  2/21/02
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              Vice President, Professional Services                 Date